Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW Suite 1000 Washington, DC 20004 troutman.com

May 14, 2021

Board of Directors

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are acting as counsel to Western Alliance Bancorporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3ASR (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company:

(i) shares of common stock, $0.0001 par value per share (the “Common Stock”);

(ii) shares of preferred stock, $0.0001 par value per share, in one or more series (the “Preferred Stock”);

(iii) Preferred Stock represented by depositary receipts (the “Depositary Shares”) issued pursuant to one or more deposit agreements between the Company and a bank or trust company, as depositary (each, a “Depositary Agreement”);

(iv) unsecured debt securities (the “Debt Securities”), which may be either senior debt securities or subordinated debt securities and which may be issued in one or more series under one or more indentures (each, an “Indenture” and, collectively, “Indentures”), entered into or proposed to be entered into between the Company and a trustee to be identified in the Indenture as trustee (the “Trustee”);

(v) warrants to purchase (a) Debt Securities (the “Debt Warrants”), (b) Preferred Stock (the “Preferred Stock Warrants”), or (c) Common Stock (the “Common Stock Warrants” and, collectively with the Debt Warrants and the Preferred Stock Warrants, the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”);

(vi) purchase contracts representing an obligation to purchase Debt Securities, Preferred Stock, Common Stock, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants or Depositary Shares (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements proposed to be entered into by the Company (the “Purchase Contract Agreements”); and

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(vii) units consisting of any combination of two or more Offered Securities (as defined herein) (the “Units”), which may be issued under one or more unit agreements proposed to be entered into by the Company (the “Unit Agreements”); and

(viii) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and amount of Debt Securities, Warrants, Purchase Contracts and Units, as may be issued upon exercise, settlement, exchange or conversion of any Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts or Units, including such shares of Common Stock, Preferred Stock or Depositary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”).

Together, the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Debt Warrants, Warrants, Purchase Contracts, Units, and Indeterminate Securities are the “Offered Securities,” all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Offered Securities, (iii) a specimen certificate representing the Company’s common stock and (iv) the Registration Statement and exhibits thereto, including the Prospectus.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

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We have further assumed that (i) the Registration Statement and any amendment thereto will have become effective under the Act (and will remain effective under the Act at the time of issuance of the Offered Securities thereunder), (ii) any prospectus supplement or term sheet describing the Offered Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) the Depositary Agreements, Indentures, Purchase Contracts, the Purchase Contract Agreements, the Warrants, the Warrant Agreements, the Units and the Unit Agreements have been or will be duly authorized, executed and delivered by the parties thereto, and, in the case of the Indentures, in substantially the form reviewed by us, and that any Debt Securities, Purchase Contracts, Warrants or Units, as the case may be, that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the parties thereto and that each will be governed by the laws of the State of New York, (iv) that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) the Board of Directors of the Company, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Offered Securities, the instruments pursuant to which they are duly authorized and established and related matters.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Depositary Agreements, the Indentures, the Offered Securities of the Company, the Purchase Contracts, the Purchase Contract Agreements, the Warrants, the Warrant Agreements, the Units and the Unit Agreements, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

This opinion letter is based as to matters of law solely on the federal laws of the United States of America, the Delaware General Corporation Law, as amended, and the laws of the State of New York and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Delaware and New York), municipal law or the laws of any local agencies within any state (including, without limitation, Delaware and New York). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

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Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions, and other matters set forth herein, we are of the opinion that:

1. With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (a) if certificated, certificates in the form required under the Delaware General Corporation Law, as amended, representing the shares of Offered Common Stock are duly executed and countersigned; and (b) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore, the shares of Offered Common Stock (including any Common Stock duly issued upon exercise, settlement, exchange or conversion of any Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (a) if certificated, certificates in the form required under the Delaware General Corporation Law, as amended, representing the shares of Offered Preferred Stock are duly executed and countersigned; (b) articles of amendment for the particular series of Offered Preferred Stock have been filed with the Secretary of State of the State of Delaware (the “SOS”) and the SOS has issued a certificate of amendment with respect thereto; and (c) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon exercise, settlement, exchange or conversion of any Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities (the “Offered Depositary Shares”), when (a) if certificated, certificates in the form required under the Delaware General Corporation Law, as amended, representing the shares of Preferred Stock underlying the Offered Depositary Shares (the “Underlying Preferred Stock”) are duly executed and countersigned; (b) articles of amendment for the particular series of Underlying Preferred Stock have been filed with the SOS and the SOS has issued a certificate of amendment with respect thereto; (c) the Offered Depositary Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore; (d) the applicable Depositary Agreement has been duly authorized, executed and delivered by each of the Company and the depositary; (e) the shares of the Underlying Preferred Stock have been deposited with the depositary under the Depositary Agreement; and (f) the depositary receipts representing the Offered Depositary Shares have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Depositary Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, and the depositary receipts representing the Offered Depositary Shares will entitle the holders thereof to the rights specified therein and in the Depositary Agreement; and (2) the Underlying Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

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4. With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities (the “Offered Debt Securities”), when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon exercise, settlement, exchange or conversion of any Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable; (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

5. With respect to any Warrants offered by the Company, including any Indeterminate Securities (the “Offered Warrants”), when the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon exercise, settlement, exchange or conversion of any Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6. With respect to any Purchase Contracts offered by the Company, including any Indeterminate Securities (the “Offered Purchase Contracts”), when the applicable Offered Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Purchase Contracts (including any

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Purchase Contracts duly issued upon exercise, settlement, exchange or conversion of any Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units), when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

7. With respect to any Units, including any Indeterminate Securities (the “Offered Units”), when (a) any Debt Securities of the Company included in such Offered Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (b) the Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Units (including any Units duly issued upon exercise, settlement, exchange or conversion of any Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units), when issued and sold in accordance with the applicable Unit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by: (y) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (z) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP